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                                                                   Exhibit 31.2


                          RULE 13a-14(a) CERTIFICATION

                           NATIONAL QUALITY CARE, INC.
                             a Delaware corporation

              SECTION 302 CERTIFICATION OF CHIEF FINANCIAL OFFICER

     I, Randall Jones, Chief Financial Officer of National Quality Care, Inc., a Delaware corporation (the "Company"), do hereby certify, in accordance with Rules 13a-14 and 15d-14, as created pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002, with respect to the Yearly Report on Form 10-K of the Company for the year ended December 31, 2003, as filed with the Securities and Exchange Commission herewith under Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that:

     (1) I have reviewed this Yearly Report on Form 10-K of the Company for the year ended December 31, 2003 (the "Yearly Report");

     (2) Based on my knowledge, this Yearly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this Yearly Report;

     (3) Based on my knowledge, the financial statements, and other financial information included in this Yearly Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this Yearly Report;

     (4) The Company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for the Company and have:

          (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Yearly Report is being prepared;

          (b) evaluated the effectiveness of the Company's disclosure controls and procedures and presented in this Yearly Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by this Yearly Report based on such evaluation; and

          (c) disclosed in this Yearly Report any change in the Company's internal control over financial reporting that occurred during the Company's most recent fiscal quarter (the Company's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonable likely to materially affect, the Company's internal control over financial reporting; and

     (5) The Company's other certifying officer and I have disclosed, based on our most recent evaluation, to the Company's auditors and the Audit Committee of the Company's board of directors (or persons performing the equivalent functions):

          (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and

          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.


Dated: April 6, 2005                               By:  /s/ RANDALL JONES
                                                       -----------------------
                                                            RANDALL JONES
                                                       CHIEF FINANCIAL OFFICER